SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2004

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

N/A

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On February 8, 2004, the Board of Directors of SunLink Health Systems, Inc. (the “Company”) declared a dividend distribution of one Series A Voting Preferred purchase right (a “Right”) for each outstanding Common Share of the Company to shareholders of record at the close of business on February 10, 2004. One Right will also be distributed for each Common Share issued after February 10, 2004 until the Distribution Date (which is described in the next paragraph). Except as set forth below, each Right entitles the registered holder to purchase from the Company units of Series A Voting Preferred Shares, no par value (the “Preferred Shares”), at an exercise price of $25 per Right. The description and terms of the Rights are set forth in a Shareholder Rights Agreement dated as of February 8, 2004 (the “Rights Agreement”) between the Company and Wachovia Bank, N.A., as Rights Agent.

The Rights Agreement provides that the Rights will be evidenced by the share certificates representing the Common Shares and no separate Rights Certificates will be distributed until the “Distribution Date” which will be the earlier to occur of:

•	the close of business 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Common Shares (an “Acquiring Person”),

•	the date that a person or group of affiliated or associated persons has acquired beneficial ownership of 35% or more of the outstanding Common Shares, or

•	the close of business 10 business days after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person.

The definition of Acquiring Person excludes the Company, any subsidiary of the Company or any of the Company’s employee benefit plans.

Until the Distribution Date:

•	the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Share certificates,

•	new Common Share certificates issued after February 10, 2004 will contain a notation incorporating the Rights Agreement by reference, and

•	the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by the certificate.

The Rights are not exercisable until the Distribution Date and will expire on February 8, 2014, unless the Company redeems them at an earlier date. The Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, at any time prior to a public announcement that a person has become an Acquiring Person.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and thereafter the separate Rights Certificates alone will represent the Rights. Except for the issuance of Common Shares in connection with outstanding options, convertible securities and as otherwise determined by the Board of Directors, only Common Shares issued prior to the Distribution Date will be issued with Rights.

In the event that any person becomes an Acquiring Person, each holder of a Right, other than the Acquiring Person, will then have the right (the “Flip-In Right”) to receive upon exercise of the Right units of Preferred Shares (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. For this purpose, a unit of Preferred Shares is deemed to have the same value as the market price of the Company’s Common Shares at that time. One unit of Preferred Shares has rights which are comparable in terms of dividends and upon liquidation to one Common Share. Each Flip-In Right will entitle the holder, other than the Acquiring Person, to purchase from the Company units of Preferred Shares at 50% of market value.

All Rights that are beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the acquisition of 20% or more of the Company’s Common Shares by a person or group, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right, other than the Acquiring Person, will then have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

A person or group of affiliated persons will not trigger the separation and exercisability of the Rights if that person or group becomes the beneficial owner of 20% or more of the Common Shares solely as a result of the Company’s reducing the number of outstanding shares, unless that person or group subsequently acquires an additional 1.0% or more of the then outstanding Common Shares.

Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made when the Rights are not redeemable.

The inability of a person or group that acquires 20% or more of the Company’s Common Shares to exercise the Rights will result in a substantial dilution of that person’s ownership level and voting power if there is any significant exercise of the Rights by other shareholders. The ability of the Board of Directors to redeem the Rights, and other provisions of the Rights Plan, will enable the Board of Directors to avoid the effect of the Rights in any negotiated acquisition of the Company that is approved by the Board of Directors.

The foregoing discussion of the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following exhibit is filed with this Report:

Exhibit	Description

4.1	Shareholder Rights Agreement, dated as of February 8, 2004, between SunLink Health Systems, Inc. and Wachovia Bank, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Thornton, Jr.

Name: Robert M. Thornton, Jr. Title: Chairman and Chief Executive Officer

Dated: February 10, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Shareholder Rights Agreement, dated as of February 8, 2004, between SunLink Health Systems, Inc. and Wachovia Bank, N.A., as Rights Agent.